Exhibit 99.1

8233 Baumgart Road Evansville, IN 47725 www.shoecarnival.com (812) 867-4034	Contact Mark L. Lemond President and Chief Executive Officer or W. Kerry Jackson Executive Vice President, Chief Financial Officer and Treasurer

FOR IMMEDIATE RELEASE

SHOE CARNIVAL REPORTS FIRST QUARTER SALES

        Evansville, Indiana, May 4, 2006 - Shoe Carnival, Inc. (Nasdaq: SCVL), a leading retailer of value-priced footwear and accessories, today reported sales for the thirteen-week period ended April 29, 2006 increased 4.8 percent to $168.5 million from sales of $160.7 million for the thirteen-week period ended April 30, 2005.  Comparable store sales increased 4.1 percent in the first quarter of fiscal 2006.

        To hear the telephone replay of Shoe Carnival, Inc.’s pre-recorded first quarter sales message, please dial 888-203-1112 followed by conference call I.D. number 611339 beginning May 4, 2006 at 7:30 a.m. Eastern time.  The telephone replay will be available for one week.

        Management will report and discuss first quarter financial results on May 18, 2006.

        Shoe Carnival is a chain of 263 footwear stores located in the Midwest, South and Southeast.  Combining value pricing with an entertaining store format, Shoe Carnival is a leading retailer of name brand and private label footwear for the entire family.  Headquartered in Evansville, IN, Shoe Carnival trades on the Nasdaq Stock Market under the symbol SCVL.  Shoe Carnival’s press releases and annual report are available on the Company’s website at www.shoecarnival.com.

###